                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                          ULTRAPETROL (BAHAMAS) LIMITED

     SCHEDULE B1 - ALL ENTITIES IN WHICH THE COMPANY OWNS AN EQUITY INTEREST

                                                      STATE/ COUNTRY OF
                        ENTITY                          ORGANIZATION                 PERCENTAGE OF OWNERSHIP
        --------------------------------------        -----------------    --------------------------------------------
 1      Arlene Investment Inc.                              Panama         100% - UABL Limited

 2      Avemar (Holdings) Bahamas Ltd.                     Bahamas         100% - Ultrapetrol (Bahamas) Ltd.

 3      Baldwin Maritime Inc.                               Panama         100% - Princely International Finance Corp.

 4      Bayham Investments S.A.                             Panama         100% - Regal International Investments S.A.

 5      Blueroad Finance Inc.                               Panama         100% - UABL Limited

 6      Braddock Shipping Inc.                              Panama         100% - Ultracape International S.A.

 7      Cavalier Shipping Inc.                              Panama         100% - Regal International Investments S.A.

 8      Cedarino SL                                         Spain          100% - Corydon International S.A.

 9      Corporacion de Navegacion Mundial S.A.              Chile          100% - Princely International Finance Corp.

10      Corydon International S.A.                         Uruguay         100% - UABL Limited

11      Dampierre Holdings Spain S.L.                       Spain          100% - Massena Port S.A.

12      Danube Maritime Inc.                                Panama         100% - Princely International Finance Corp.

13      General Ventures Inc.                              Liberia         100% - Princely International Finance Corp.

14      Imperial Maritime Ltd.                             Bahamas         100% - Princely International Finance Corp.

15      Imperial Maritime Ltd. (Bahamas) Inc.               Panama         100% - Princely International Finance Corp.

16      Internationale Maritime S.A.                       Bahamas         100% - Ultrapetrol (Bahamas) Ltd.

17      Invermay Shipping Inc.                              Panama         100% - Ultracape International S.A.

18      Kattegat Shipping Inc.                              Panama         100% - Ultrapetrol (Bahamas) Ltd.

19      Kingly Shipping Ltd.                               Bahamas         100% - Princely International Finance Corp.

20      Lonehort S.A.                                      Uruguay         100% - UABL Limited

21      Majestic Maritime Ltd.                             Bahamas         100% - Ultrapetrol (Bahamas) Ltd.

22      Maritima Sipsa S.A.                                 Chile           49% - Coporacion de Navigacion Mundial

23      Marnave S.R.L.                                     Paraguay         50% - Arlene Investment Inc.
                                                                            50% - Blueroad Finance Inc.

24      Massena Port S.A.                                  Uruguay         100% - Ultrapetrol (Bahamas) Ltd.

25      Monarch Shipping Ltd.                              Bahamas         100% - Princely International Finance Corp.

26      Noble Shipping Ltd.                                Bahamas         100% - Princely International Finance Corp.

                          ULTRAPETROL (BAHAMAS) LIMITED

     SCHEDULE B1 - ALL ENTITIES IN WHICH THE COMPANY OWNS AN EQUITY INTEREST

                                                               STATE/ COUNTRY OF
                        ENTITY                                   ORGANIZATION                   PERCENTAGE OF OWNERSHIP
        --------------------------------------------------     -----------------   --------------------------------------------
27    Obras Terminales y Servicios S.A.                            Paraguay           50% - UABL Terminals (Paraguay) S.A.

28    Oceanpar S.A.                                                Paraguay            1% - Princely International Finance Corp.
                                                                                      99% - Dampierre Holdings Spain S.L.

29    Oceanview Maritime Inc.                                       Panama           100% - Princely International Finance Corp.

30    Packet Maritime Inc.                                          Panama           100% - UP Offshore (Panama) S.A.

31    Padow Shipping Inc.                                           Panama           100% - UP Offshore (Panama) S.A.

32    Pampero Navigation Inc.                                       Panama           100% - UP Offshore (Panama) S.A.

33    Parabal S.A.                                                 Paraguay           90% - Cedarino S.L.
                                                                                      10% - Thurston Shipping Inc.

34    Parfina S.A.                                                 Paraguay           50% - Coporacion de Navigacion Mundial
                                                                                      50% - Dampierre Holdings Spain S.L.

35    Parkwood Commercial Corp.                                     Panama           100% - Ultrapetrol (Bahamas) Ltd.

36    Parque Ecologico Industrial de Altamira S.A. de C.V.          Mexico         99.99% - Ultracape Delaware, LLC

37    Princely International Finance Corp.                          Panama           100% - Ultrapetrol (Bahamas) Ltd.

38    Puertos del Sur S.A.                                         Paraguay           50% - UABL Terminals (Paraguay) S.A.

39    Regal International Investments S.A.                          Panama           100% - Princely International Finance Corp.

40    Riverpar S.A.                                                Paraguay          2.5% - Thurston Shipping  Inc.
                                                                                    97.5% - Cedarino S.L.

41    Riverview Commercial Corp.                                    Panama           100% - Princely International Finance Corp.

42    Sernova S.A.                                                Argentina          0.4% - Thurston Shipping Inc.
                                                                                    99.6% - Cedarino S.L.

43    Sovereign Maritime Ltd.                                      Bahamas           100% - Princely International Finance Corp.

44    Stanmore Shipping Inc.                                        Panama           100% - Ultrapetrol (Bahamas) Ltd.

45    Thurston Shipping Inc.                                        Panama           100% - UABL Limited

46    Tipton Marine Inc.                                            Panama           100% - Princely International Finance Corp.

47    UABL Barges (Panama) Inc.                                     Panama           100% - UABL Limited

48    UABL International S.A.                                       Panama           100% - UABL Limited

                          ULTRAPETROL (BAHAMAS) LIMITED

     SCHEDULE B1 - ALL ENTITIES IN WHICH THE COMPANY OWNS AN EQUITY INTEREST

                                                      STATE/ COUNTRY OF
                    ENTITY                              ORGANIZATION                PERCENTAGE OF OWNERSHIP
        --------------------------------              -----------------  -------------------------------------------
49      UABL Limited                                       Bahamas          50% - UP River (Holdings) Limited
                                                                            50% - UPB (Panama) Inc.

50      UABL Paraguay S.A.                                Paraguay         2.5% - Thurston Shipping Inc.
                                                                          97.5% - Cedarino S.L.

51      UABL S.A.                                         Argentina        3.4% - Thurston Shipping Inc.
                                                                          96.6% - Cedarino S.L.

52      UABL Terminals (Paraguay) S.A.                     Panama          100% - Ultrapetrol (Bahamas) Ltd.

53      UABL Terminals Ltd.                                Bahamas          50% - UP River Terminals (Panama) S.A.
                                                                            50% - UPB (Panama) Inc.

54      Ultracape (Holdings) Ltd.                          Bahamas          60% - Ultrapetrol (Bahamas) Ltd.
                                                                            40% - AIG-GE Capital LAIF LP.

55      Ultracape Delaware, LLC                              USA           100% - Ultracape (Holdings) ltd.

56      Ultracape International S.A.                       Panama          100% - Ultracape (Holdings) Ltd.

57      Ultrapetrol International S.A.                     Panama          100% - Princely International Finance Corp.

58      Ultrapetrol S.A.                                  Argentina          7% - Ocean par S.A.
                                                                            93% - Dampierre Holdings Spain S.L.

59      UP Offshore (Bahamas) Ltd.                         Bahamas       27.78% - Ultrapetrol (Bahamas) Ltd.
                                                                         66.67% - AIG-GE Capital LAIF LP.
                                                                          5.55% - Comintra Enterprises Ltd.

60      UP Offshore (Holdings) Ltd.                        Bahamas         100% - Ultrapetrol (Bahamas) Ltd.

61      UP Offshore (Panama) S.A.                          Panama          100% - UP Offshore (Bahamas) Ltd.

62      UP Offshore Apoio Maritimo Ltda.                   Brazil        99.99% - UP Offshore (Bahamas) Ltd.

63      UP River (Holdings) Ltd.                           Bahamas       92.86% - Ultrapetrol (Bahamas) Ltd.
                                                                          7.14% - International Finance Corp.

64      UP River Terminals (Panama) S.A.                   Panama          100% - Ultrapetrol (Bahamas) Ltd.

65      UPB (Panama) Inc.                                  Panama          100% - Ultrapetrol (Bahamas) Ltd.

66      Wallasey Shipping Inc.                             Panama          100% - Ultracape (Holdings) Ltd.

                          ULTRAPETROL (BAHAMAS) LIMITED

     SCHEDULE B1 - ALL ENTITIES IN WHICH THE COMPANY OWNS AN EQUITY INTEREST

                                                      STATE/ COUNTRY OF
                    ENTITY                              ORGANIZATION                PERCENTAGE OF OWNERSHIP
        --------------------------------              -----------------   -------------------------------------------
67      Yataity S.A.                                      Paraguay        10% - Thurston Shipping Inc.
                                                                          90% - Cedarino S.L.